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                               PAPER WAREHOUSE, INC.
                                     As Issuer



                                        AND



                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     As Trustee



                           ______________________________

                                     INDENTURE

                             Dated as of June __, 1999
                           ______________________________




              9% Convertible Subordinated Debentures Due June 15, 2005







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

                                   INDENTURE


     THIS INDENTURE, dated as of June __, 1999, between Paper Warehouse, Inc., a Minnesota corporation (the "Company"), having its principal office at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426-4504 and Norwest Bank Minnesota, National Association, a national banking association with trust powers (the "Trustee"), having its principal office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069.

                                   RECITALS

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its 9% Convertible Subordinated Debentures due June ___ 2005 (the "Debentures") in the aggregate principal amount of up to Six Million Dollars ($6,000,000), to be issued as fully registered Debentures without coupons, to be authenticated by the Certificate of the Trustee, to be payable and to be redeemable all as hereinafter provided; and

     WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

     WHEREAS, the Company represents that all acts and things necessary to make the Debentures, when executed and issued by the Company and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute this instrument a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized, and the Company, in the exercise of each and every right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in order to provide for the payment of the principal of, premium, if any, and interest on the Debentures issued under this Indenture according to their tenor and effect and the performance and observance of each and all of the covenants and conditions herein and therein contained, for and in consideration of the premises and of the purchase and acceptance of the Debentures by the respective purchasers thereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture in trust for the equal and proportionate benefit, security and protection of all of the Holders of Debentures issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Debentures over any of the others;

     THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted with the respective Debentureholders from time to time as follows:


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                                  ARTICLE ONE

              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.   DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended (the "TIA"), either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Act," when used with respect to any Holder, has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, at the date of this Indenture, the "Affiliates" of the Company include any Subsidiary.

     "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Debentures.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means any lease or other agreement for the use of property which, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

     "Cash Equivalents" means, with respect to any Person at any date of determination, any of the following held by such Person on a consolidated basis, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of, or a savings account in, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $25,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) instruments backed by letters of credit issued by financial institutions satisfying the conditions of (ii) above; and (vi) mutual funds or similar securities, not less than 80% of the assets of which are invested in securities of the type referred to in clauses (i) through (v).

     "Certificate of Independent Public Accountants" means a certificate signed by KPMG Peat Marwick, LLP, or any other independent public accountant or firm of independent public accountants (who may be the independent public accountants regularly retained by the Company) reasonably acceptable to the Trustee. Such accountant or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to such certificate. The acceptance by the Trustee of, or its actions on, such a certificate shall be sufficient evidence that such accountant is reasonably acceptable to the Trustee. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is Independent.

     "Change of Control" has the meaning specified in Section 1203.

     "Closing Price" for any day means the last reported sale price of the Common Stock regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the Common Stock is not listed or admitted to trading on any national securities exchange, quoted on such National Market System or listed in any list of bid and asked prices in the over-the-counter market, "Closing Price" shall mean the fair market value of the Common Stock as determined in good faith by the Board of Directors.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means the Company's Common Stock, par value $0.01, authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and also shall include stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such Common Stock or other class of stock into which such Common Stock may have been changed; provided however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.

     "Company" means Paper Warehouse, Inc., a Minnesota corporation, until a successor Person shall have become such pursuant to the provisions of this Indenture and thereafter "Company" shall mean such successor Person.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its President or any Vice President, and by its Chief Financial Officer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

     "Company Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Consolidated" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company on a consolidated basis in accordance with GAAP, eliminating inter-company items.

     "Consolidated Earnings Before Interest and Taxes plus Depreciation and Amortization" or "Consolidated EBITDA" means with respect to any Person for any period, without duplication, the sum of (i) income of such Person on a Consolidated basis, determined in accordance with GAAP before provision for United States Federal, state and foreign income taxes of such Person paid or accrued in accordance with GAAP and increased by depreciation and amortization, (ii) Consolidated Interest Expense, and (iii) interest portion of operating lease rental expense (excluding the interest portion of operating lease rental expense included in the definition of Consolidated Interest Expense).

     "Consolidated Interest Expense" means with respect to any Person for any period, without duplication, all cash and non-cash interest expenses incurred for Indebtedness of such Person, including the interest portion of rental expense of such Person and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, net of deferred financing fees of such Person and its Subsidiaries.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries, for such period, on a Consolidated basis, determined in accordance with GAAP, provided that extraordinary gains and losses (determined in accordance with GAAP) shall be excluded.

     "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock (other than Disqualified Stock) outstanding at such date, as determined on a Consolidated basis in accordance with GAAP less any portion of such stockholders' equity attributable to intangible assets as determined in accordance with GAAP and prepaid expenses.

     "Conversion Price" has the meaning specified in Section 1301.

     "Corporate Trust Office," when used with respect to the Trustee means the principal office of the Trustee in Minneapolis, Minnesota, at which at any particular time its corporate trust business shall be administered, which office is on the date of this Indenture located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069 or said office of any successor Trustee.

     "Debentureholder" means a Person in whose name a Debenture is registered on the Debenture Register, or the beneficial owner of such Debentures if record ownership is held by a nominee.

     "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 305.

     "Debentures" means the 9% Convertible Subordinated Debentures due June ___ 2005 issued pursuant to this Indenture.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Defaulted Principal" has the meaning specified in Section 307.

     "Disqualified Stock" means, with respect to any Person, any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Debentures.

     "Dividends" means payments in respect of the Company's Common Stock in either cash or property, but shall not include payments solely in Common Stock or distributions in the form of rights to acquire Common Stock.

     "Eligible Person" means an employee or agent of the Company.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Statements" means the statement of operations, balance sheet, and/or statement of cash flows of any Person prepared in accordance with GAAP.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Guaranty" by any Person means any obligations, including letters of credit, both standby and irrevocable in nature, other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection, guaranteeing any Indebtedness, dividend, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Indebtedness or obligation, or to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this definition, a

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Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation, liability, or dividend shall be deemed to be equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Holder" when used with respect to any Debenture means a Debentureholder.

     "Indebtedness" means, with respect to any Person at any date, without duplication, all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and in addition shall include
(i) Guaranties by such Person, (ii) all Capitalized Lease Obligations of such Person, and (iii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, whether or not the indebtedness so secured has been assumed by such Person. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, securities, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption, or satisfaction of such Indebtedness, and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Debentures or in any Affiliate of the Company or of such other obligor, and (iii) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, organizer, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

     "Inventory" means, with respect to any Person, all assets of such Person classified as inventory on a Consolidated basis in accordance with GAAP.

     "Issue Date" means the date on which the Debentures are originally issued in accordance with the terms of this Indenture.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to Indebtedness of such Person.

     "Long-Term Debt" means, with respect to any Person at any date, all Indebtedness classified as "long-term debt" in accordance with GAAP.

     "Maturity" when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

     "Nasdaq" means the automated quotation system of the National Association of Securities Dealers, Inc. or another comparable quotation system.

     "Net Income" means, with respect to any Person for any period, the net income or loss of such Person determined in accordance with GAAP.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or any Vice President, and by the Chief Financial Officer, an Assistant Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be (except as otherwise expressly provided in this Indenture) counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Interest Accrual Date" means __________, 1999 or the most recent Interest Payment Date, whichever is later.

     "Outstanding" when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except: (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures, provided that if such Debentures are to be redeemed notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and
(iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture; provided, however, that in determining whether the Debentureholders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

     "Parity Debt" means any and all Indebtedness of the Company created, incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of the Indenture which (a) matures by its terms, or is renewable at the option of the Company to a date, more than one year after the date of the original creation, incurrence, assumption, or guaranty of such Indebtedness by the Company, (b) contains covenants, conditions and restrictions on the Company which are not inconsistent with nor violate any of the covenants, conditions and restrictions in this Indenture, and (c) is neither Senior Debt nor Subordinated Debt but in no event shall Parity Debt include deferred taxes.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debenture on behalf of the Company. Unless otherwise specified in a Company Order, the Paying Agent shall initially be the Trustee.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture. For purposes of this definition, any Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

     "Principal Payment Date" means the Maturity of the principal on the Debentures.

     "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date, and "Regular Record Date" for the principal payable on any Principal Payment Date means the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding such Principal Payment Date.

     "Repurchase Date" has the meaning specified in Section 1201.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any executive vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other employee of the Trustee customarily per-forming functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "Senior Debt" means the principal of, premium (if any) and interest on
(i) any and all Indebtedness of the Company (other than the Debentures, Parity Debt and Subordinated Debt) incurred in connection with the borrowing of money, all Indebtedness to the extent it is secured by real estate and/or assets of the Company (including Capitalized Lease Obligations), all Indebtedness evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture, all Indebtedness evidenced by bankers' acceptances or similar instruments, or by letters of credit, bank guarantees or reimbursement obligations therefor, all Indebtedness under swap or hedging transactions, and Indebtedness represented by previously issued and outstanding debentures which have been called for redemption and (ii) all renewals, extensions and refundings thereof; provided that any Indebtedness shall not be Senior Debt if the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, provides that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Debentures.

     "Special Record Date" for the payment of any Defaulted Interest or Defaulted Principal means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity," when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which such Debenture is due and payable or such installment of interest on such Debenture is due and payable.

     "Subordinated Debt" means any and all Indebtedness of the Company (but not of any Subsidiary) created, incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding it is provided that such Indebtedness, or any renewal, extension, or refunding thereof, (a) is expressly subordinate and junior in right of payment to the Debentures (whether or not subordinated to any other Indebtedness of the Company) or (b) is not, by its terms, Senior Debt or Parity Debt. "Subordinated Debt" shall include any Indebtedness of the Company to Affiliates of the Company and any Indebtedness incurred by the Company under any agreement to redeem or repurchase any securities of the Company.

     "Subsidiary" means any corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Total Liabilities" means, with respect to any Person for any period, the total liabilities of such Person, as presented on such Person's Consolidated Balance Sheet, for such period on a Consolidated basis, determined in accordance with GAAP.

     "Trading Day" means with respect to the common stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the securities are not traded on the exchange or national market for which the common stock is traded.

     "Trust Estate" means all rights, interest and property which has been collaterally assigned to the Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force of the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means to the extent requested by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Vice President" when used with respect to the Trustee or the Company, means any vice president, whether or not designated by a word or words added before or after the title "vice president."

     "Wholly-Owned" when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of voting stock, except shares required as directors' qualifying shares, are owned by the Company and/or one or more of its Wholly-Owned Subsidiaries. For purposes of this definition, "voting stock" shall have the same meaning as in the definition of Subsidiary.

SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee upon request an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to such matters are erroneous.

     Any certificate or opinion of an officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows or in the exercise of reasonable prudence should know that the certificate, statement or opinion with respect to the accounting matters upon which such certificate or opinion is based is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS.

     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debentureholders in person or by an agent duly appointed in writing. Except as therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity other than such person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (3)  The ownership of Debentures shall be proved by the Debenture Register.

     (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     (5) The Company may set any day as a record date for the purpose of determining the Holders of Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Debentures, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to the giving or making of any notice, declaration, request or direction referred to in the next paragraph. Such record date shall be the later of 30 days prior to the first solicitation of Holders of Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver, or other action or the date of the most recent list of holders furnished to the Trustee pursuant to Section 701. If any record date is set pursuant to this paragraph, the Holders of Debentures on such record date, and no other Holders shall be entitled to take relevant action, whether or not such Holders remain Holders after the record date, and no other
Holders shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisition principal amount of outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause otice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Debentures in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Debentures entitled to join in the giving or making of (i) any Notice of Default (as defined in Section 501), (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred in Section 507(2) or (iv) any direction referred to in
Section 512, in each case with respect to Debentures. If any record date is set pursuant to this paragraph, the Holders of Debentures on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by the Holders and the applicable expiration date to be given to the Company in writing and to each Holder of Debentures in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no Expiration Date shall be later than the 180th day after the applicable record date; and provided, further, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Debentures in the manner set forth in Section 106, on or prior to the existing Expiration Date.
If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Debentureholders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with the Trustee by any Holder or by the Company, or the Company by the Trustee or any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally, transmitted by facsimile transmission (provided a confirming copy is sent by mail), delivered by overnight courier or mailed, first-class postage prepaid:

     (1) if to the Trustee by any Holder or by the Company at its Corporate Trust Office, or

     (2) if to the Company by the Trustee or by any Holder at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

SECTION 106.   NOTICE TO DEBENTUREHOLDERS; WAIVER.

     Where this Indenture or any Debenture provides for notice to Debentureholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, or if the terms herein provide for notice to less than all Debentureholders, then to such Debentureholders as to whom notice may be required to be sent, at each such Holder's address as it appears on the Debenture Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Debentureholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Debentureholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute notification for every purpose hereunder.

     Notwithstanding anything else to the contrary in this Indenture, notice to Debentureholders shall be sufficiently given in all cases if it is given to the Person in whose name a Debenture is registered on the Debenture Register and in no event shall notice be required to be given to a Person who is not registered on the Debenture Register.

SECTION 107.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.   SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.   SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.   BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.   GOVERNING LAW.

     This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws principles thereof.

SECTION 112.   LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Principal Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Principal Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity; provided that no interest shall be payable on such next succeeding Business Day for the period from and after any such Interest Payment Date, Principal Payment Date, Redemption Date, Repurchase Date or Stated Maturity.

SECTION 113.   IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.

     No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Debenture, or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. It is expressly agreed and understood that this Indenture and the Debentures are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debentures or to be implied herefrom or therefrom. All liability, if any, of that character against every such incorporator, stockholder, officer and director, by the acceptance of the Debentures and as a condition of, and as part of the consideration for the execution of this Indenture and the issue of the Debentures, is expressly waived and released.

                                 END OF ARTICLE ONE.

                                  ARTICLE TWO

                                 DEBENTURE FORM

SECTION 201.   FORM GENERALLY.

     The Debentures and the Trustee's Certificate of Authentication shall be in substantially the form set forth in Section 204 of this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

     The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or other market on which the Debentures may be listed or included, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 202.   FORM OF FACE OF DEBENTURES.

                               PAPER WAREHOUSE, INC.
                      Incorporated Under the Laws of Minnesota
              9% CONVERTIBLE SUBORDINATED DEBENTURES DUE JUNE ___ 2005

Registered No.:                                            Registered Principal
______________                                                  Amount: $ 1,000

Original Interest Accrual                                        CUSIP: _______
Date: __________________

     Paper Warehouse, Inc., a corporation created under the laws of the State of Minnesota (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________ or registered assigns, the principal sum of ____________ Thousand Dollars ($_________) on June 15, 2005 (the "Final Maturity Date") and to pay interest hereon from the Original Interest Accrual Date set forth above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, beginning on September 15, 1999 ("Initial Interest Payment Date") and on the 15th day of each December, March, June and September thereafter until fully paid, tendered or if this Debenture is not presented for principal or conversion, on the Final Maturity Date (each such date being an "Interest Payment Date"), at the rate of nine percent (9%) per annum, until the principal hereof is paid or made available for payment. The principal hereof is subject to optional redemption by the Company, in whole but not in part, and repurchase by the Company at the option of the Holder, and optional conversion by the Holder, as provided in the Indenture. If the principal hereof is not so redeemed, repurchased or converted, the principal shall be due and payable in full on the Final Maturity Date (any date set for principal payment is the "Principal Payment Date"). The principal and interest so payable and punctually paid or duly provided for on any Principal Payment Date or Interest Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered (the "Holder") at the close of business on the Regular Record Date for such principal or interest, which shall be the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Principal Payment Date or Interest Payment Date. Any such principal or interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Principal or Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Debentureholders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the applicable requirements of any securities exchange or market on which the Debentures may be listed or included, and upon such notice as may be required by such exchange or market, all as more fully provided in the Indenture.
Payment of the principal of and interest (and premium, if any) on this Debenture will be made at the office or agency maintained by the Company for such purpose in Minneapolis, Minnesota, or in such other office or agency as may be selected by the Company in accordance with the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. THE HOLDER MUST PRESENT THIS DEBENTURE TO COLLECT PRINCIPAL; AND WHEN FULLY PAID, THE DEBENTURE SHALL BE SURRENDERED AND CANCELLED.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     No recourse shall be had for the payment of the principal or interest of this Debenture against any Company stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of stockholders, directors, officers, employees and agents of the Company being released hereby.

     IN WITNESS WHEREOF, the Company has caused this 9% Convertible Subordinated Debenture to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.


Dated:                                 PAPER WAREHOUSE, INC.
       ---------------

                                       By
                                          -------------------------------------
                                           Yale T. Dolginow, President

Attest:


----------------------------------
Diane C. Dolginow, Secretary


SECTION 203.   FORM OF REVERSE SIDE OF DEBENTURE.

     This Debenture is one of a duly authorized Debentures of the Company designated as its 9% Convertible Subordinated Debentures due June ___ 2005 (the "Debentures") in the maximum aggregate principal amount of up to $6,000,000, issued and to be issued under an Indenture, dated as of June __, 1999 (the "Indenture"), between the Company and ________________________, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Debentureholders, and for a statement of the terms upon which the Debentures are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

     The Debentures are general unsecured obligations of the Company. The payment of the principal of and interest (and premium, if any) on this Debenture is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt, as defined in the Indenture, and, by the acceptance of this Debenture, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder's attorney-in-fact the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate such subordination.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture has the right, at the option of the Holder, at any time on or before the close of business on June 15, 2005, or in case this Debenture is called for redemption or is to be repurchased, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, the close of business on the Redemption Date or the Repurchase Date, to convert this Debenture (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof, if the remaining principal amount of any Debenture issued after such conversion exceeds $1,000), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $______ aggregate principal amount of Debentures per share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Debenture, together with written notice, duly executed, that the Holder elects to convert, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, at the office or agency of the Company to be maintained for that purpose in St. Paul or Minneapolis, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal Corporate Trust Office of the Trustee located in St. Paul or Minneapolis, Minnesota is the office so established by the Company).

     No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Debentures, so that this Debenture, if then outstanding, will be convertible thereafter during the period this Debenture shall be convertible as specified above, only into the kind and amount of Debentures, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

     The Company may, at its option, at any time on or after June __, 2002, redeem the Debentures , in whole but not in part, at the following Redemption Prices (expressed as percentages of the principal amount) (the "Redemption Price"); together with interest accrued and unpaid thereon to the Redemption Date, if redeemed during the 12-month period beginning June __, of the years indicated,


Year                                   Redemption Price
2002                                   108%
2003                                   104%

and thereafter at a Redemption Price equal to 100% of the principal amount.

     Notice of Redemption will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each Holder at the registered address thereof.

     Interest installments whose Stated Maturity is on or prior to such Redemption Date or Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture.

     If, at any time prior to June 15, 2005 there occurs any Change of Control (as defined in the Indenture) of the Company then each Holder of Debentures shall have the right, at the Holder's Option, to require the Company to repurchase all of such Holder's Debentures, or any portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 45 days after the date that the Company gives notice of the Change of Control, at a purchase price, payable in cash, equal to 102% of the principal amount of Debentures to be repurchased (a "Repurchase Price"), together with accrued interest to the Repurchase Date.

     Notwithstanding the above, interest installments whose Stated Maturity are on or prior to a Repurchase Date will be payable to the Holders of repurchased Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of conversion of this Debenture in part only, a new Debenture or Debentures for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If this Debenture shall be redeemed, or any portions repurchased or converted and payment be duly provided therefor or shares of Common Stock issued as specified in the Indenture, interest shall cease to accrue on this Debenture.

     If an Event of Default as defined in the Indenture shall occur and be continuing, the outstanding principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Debentures.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Debentureholders under the Indenture at any time by the Company and the Trustee with the consent of a majority of the Holders of all Outstanding Debentures, provided however, certain amendments and modifications require the consent of the Holders of all Outstanding Debentures. The Indenture also contains provisions permitting the Debentureholders of not less than a majority in aggregate principal amount of the Outstanding Debentures, on behalf of the Debentureholders of all of the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Debentureholders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest (and premium, if any) on this Debenture at the times, place and rate and in the coin or currency herein prescribed or to convert this Debenture as provided in the Indenture.

     In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor corporation in accordance with the Indenture, such successor corporation shall assume payment of the Debentures and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the predecessor corporation shall be discharged from all obligations and covenants in respect of the Debentures and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same; and, the transfer of this Debenture is registerable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Debenture or in another form satisfactory to the Company and the Debenture Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Debenture shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of law provisions thereof.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.   FORM OF CERTIFICATE OF AUTHENTICATION .

                      [Form of Certificate of Authentication]

     Norwest Bank Minnesota, National Association, as Trustee, certifies that this Debenture is one of the 9% Convertible Subordinated Debentures issued by Paper Warehouse, Inc., a Minnesota corporation, referred to in the within-mentioned Indenture.


Dated:
       ---------------                 ---------------------------------,
                                       as Trustee


                                       By
                                          -------------------------------
                                                Authorized Signature

                     SECTION 205.   FORM OF ASSIGNMENT.

                             [Form of Assignment]

     (To be executed by the registered holder if such holder desires to transfer this Debenture)

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print name and address of transferee)

this Debenture, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________, as Attorney, to transfer the within Debenture on the books kept for registration thereof, with full power of substitution.

Dated: ______________


Signature: ___________________________
       (Signature must conform in all
       respects to name of holder as
       specified on the face of the
       Note)


Social Security
or Other Identifying
Number of Transferee: _____________


Signature Guaranteed:

SECTION 206.   FORM OF CONVERSION NOTICE.

                            [Form of Conversion Notice]

                                 CONVERSION NOTICE

The undersigned hereby elects to convert all or a portion of the principal amount the attached 9% Convertible Subordinated Debenture Due June 15, 2005 into fully paid and non-assessable shares of Paper Warehouse, Inc. Common Stock.

I elect to convert: (check)       ______ All the principal amount of the
                                         Debenture.

                                  ______ A portion of the principal amount of
                                         the Debenture. $________ Write in the
                                         portion of the principal amount you
                                         wish to convert.  (if you elect to
                                         convert a portion, such portion must
                                         be an integral multiple of $1,000)


Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for fractional share to:

                                  Name:
                                       ______________________________________
                                                    (please print name)

                               Address:_______________________________________
                                       _______________________________________
                                       _______________________________________

                 Tax Identification No.
                 or Social Security No._______________________________________



                             Signature:_______________________________________

                                  Date:_______________________________________


If you elect to convert less than all the principal amount of the Debenture, you will be issued a new Debenture for the balance of the principal amount.


                              END OF ARTICLE TWO.

                                 ARTICLE THREE

                                 THE DEBENTURES

SECTION 301.   TITLE AND TERMS GENERALLY.

     The Debentures shall be known and designated as the 9% Convertible Subordinated Debentures due June ____, 2005 of the Company. The maximum aggregate principal amount of Debentures to be authenticated and delivered under this Indenture is limited to $6,000,000, excluding accrued interest, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 304, 305, 306, 906, 1202, and 1302(b) hereof. The Maturity of the Debentures shall be June 15, 2005, and each Debenture shall bear interest at the rate of 9% per annum on the outstanding balance, until the principal thereof is paid or made available for payment.

     The Debentures shall be dated as provided in Section 303 hereof, shall bear interest from the Original Interest Accrual Date of such Debenture, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on each March 15, June 15, September 15 and December 15, commencing on September 15, 1999, until the principal thereof is paid or made available for payment.

     The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency maintained by the Company in Minneapolis, Minnesota (initially the principal corporate trust office of the Trustee), or in any other city or cities as the Company may maintain additional such offices or agencies pursuant to Section 1002, maintained for such purpose, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

     The Debentures shall be subject to optional redemption by the Company as provided in Article Eleven.

     The Debentures shall be repurchased by the Company if required by the Holder thereof, as provided in Article Twelve.

     The Debentures shall be convertible as provided in Article Thirteen.

     The Debentures are unsecured obligations of the Company and shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Fourteen. The Debentures shall be equal in right of payment to certain Indebtedness of the Company defined as Parity Debt. The Debentures shall be senior in right of payment to all Subordinated Debt.

     The Debentures are an obligation of the Company but not of any Affiliate.

SECTION 302.   DENOMINATIONS.

     The Debentures shall be issuable only in registered form without coupons and in denominations of $1,000 or any integral multiple thereof.

SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Debentures shall be executed on behalf of the Company by its President or any Vice President and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures. The Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

     Upon the initial issuance, each Debenture shall be dated June __, 1999, and thereafter, Debentures issued hereunder shall be dated the date of their authentication.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 304.   TEMPORARY DEBENTURES.

     Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

     If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 305.   REGISTRATION, TRANSFER, AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or any other office or agency pursuant to Section 1002 being herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

     Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination, of a like aggregate principal amount.

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitle to receive.

     All Debentures issued upon any registration of transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

     Every Debenture presented or surrendered for registration of transfer or for exchange shall be duly endorsed for transfer (if so required by the Company or the Trustee), or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 304 or 905 not involving any transfer.

     The Company shall not be required to issue or register the transfer or exchange of any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption pursuant to Section 1105 and ending at the close of business on the day of such mailing.

SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

     If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and
(ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion, may instead of issuing a new Debenture, may pay such Debenture.

     Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 307.   PAYMENTS OF PRINCIPAL AND INTEREST; RIGHTS PRESERVED.

     Any installment of interest or interest and principal under any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Principal Payment Date, as the case may be, shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such installment.

     Any installment of interest or principal and interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") or on any Principal Payment Date (herein called "Defaulted Principal"), as the case may be, shall forthwith cease to be payable to the Holder on the relevant Regular Record

Date by virtue of having been such Holder, and such Defaulted Interest or Default Principal, as the case may be, shall be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest or Defaulted Principal to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest or Defaulted Principal proposed to be paid on each Debenture and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or Defaulted Principal or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest or Defaulted Principal as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of an affected Debenture at such Holder's address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor having been so mailed, such Defaulted Interest or Defaulted Principal shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Paragraph (2).

     (2) The Company may make payment of any Defaulted Interest or Defaulted Principal in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Debentures may be listed or included and, upon such notice as may be required by such exchange or market if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee and the Trustee shall have sent written notification to the Company to such effect.

     If any installment of interest whose Stated Maturity is on or prior to the Redemption Date or Repurchase Date for any Debentures called for redemption or repurchase pursuant to Article Eleven or Article Twelve is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price or Repurchase Price, as the case may be, of such Debentures.

     Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid and to accrue which were carried by such other Debenture.

     All payments of interest on the Debentures to the person entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

     In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, the interest falling due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such Conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name the Debenture (or any Predecessor Debenture or Debentures) is registered at the close of business on such Regular Record Date.

     Holders must present and surrender the Debentures to collect the principal of such Debentures.

SECTION 308.   PERSONS DEEMED OWNERS.

     Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee, the Debenture Registrar and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment (subject to Section 307) of principal of (and premium, if any) and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.   CANCELLATION.

     All Debentures surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of and a destruction certificate shall be delivered to the Company.

SECTION 310.   COMPUTATION OF INTEREST.

     Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 311.   AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE.

     Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures up to the aggregate principal amount of $6,000,000 may be executed by the Company and delivered to the Trustee for authentication and delivered by the Trustee upon Company Order, without any further action by the Company.

                             END OF ARTICLE THREE.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (a) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter paid to the Company or discharged from such trust, as provided in Section 1003 have been delivered to the Trustee for cancellation; or

          (b) all such Debentures not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company, in the case of this subsection (b)
(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

     (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that such deposit does not violate (a) the provisions of Article Twelve hereof or (b) any provisions of any Senior Debt; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive, and, if the money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.   APPLICATION OF TRUST MONEY.

     All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                              END OF ARTICLE FOUR.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.   EVENTS OF DEFAULT.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any installment interest upon any Debenture when it becomes due and payable and continuance of such default for a period of 30 days (whether or not such payment is prohibited under the provisions of Article Twelve); or

     (2) default in the payment of the principal of or premium, if any, on any Debenture at its Maturity (whether or not such payment is prohibited under the provisions of Article Twelve); or

     (3) breach of a covenant of the Company contained in Sections 1007, 1009 or 1010 hereof and the continuance of such breach for a period of 30 days after the due date for filing of the report pursuant to section 703(5) which reports such breach, provided, however, that prior to the expiration of the 30 day period referred to above, the Company shall have filed with the Trustee a certification of KPMG Peat Marwick, LLP, or such other certified independent public auditor, certifying that such breach has been cured, then such breach shall be deemed cured; or

     (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Debentureholders of at least 25% in principal amount of the Outstanding Debentures, a written notice (and the Trustee shall give such written notice to the Company upon the request of the Debentureholders of at least 25% in principal amount of the Outstanding Debentures) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (5) except for a default under the Mortgage Note dated April 8, 1999 between the Company and Fortis Insurance Company (the "Fortis Note"), a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Subsidiary (including Capital Lease Obligations), or, except for a default under the Mortgage and Security Agreement dated April 8, 1999 between the Company and Fortis Insurance Company, a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, (including such Capital Lease Obligations), whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness in excess of $500,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations in excess of $500,000 being accelerated, without such acceleration having been rescinded or annulled or such Indebtedness shall not have been discharged within a period of 60 days after such default or acceleration; provided, however, that this Section
501(5) shall not apply to (a) a default under any purchase money obligation of the Company if, and so long as, the Company is in good faith and in the exercise of its reasonably prudent business judgment, contesting its obligations thereunder in accordance with a reasonable interpretation of the documentation of such obligation; or (b) a default in a contractual obligation not otherwise constituting Indebtedness if and so long as, the Company is in good faith contesting such obligation and has posted a bond sufficient to pay such obligation in the event it is determined to be due and payable; or

     (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

     (7) the commencement by the Company or any Subsidiary of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

     (8) except with respect to the Fortis Note, the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Subsidiary not fully insured against in an aggregate amount in excess of $500,000 (net of insurance proceeds received by the Company with respect to such judgment) by a court or courts of competent jurisdiction, which judgment or judgments remain unsatisfied for a period of 30 days after the right to appeal all such judgments has expired or otherwise terminated.

SECTION 502.   ACCELERATION OF MATURITY, RESCISSION AND ANNULMENT.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Debentureholders of not less than 25% in principal amount of the Outstanding Debentures may, and the Trustee upon request of the Debentureholders of not less than 25% in principal amount of the Outstanding Debentures shall, declare the principal of all the Debentures to be due and payable immediately, by notice in writing to the Company (and to the Trustee if given by Debentureholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in Section 503.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Debentureholders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (a)  all overdue installments of interest on all Debentures,

          (b) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures,

          (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this Section 502; and

     (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Company covenants that if:

     (1) default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity,

the Company will, subject to the provisions of Article Twelve, upon demand of the Trustee or Debentureholders of not less than 25% in aggregate principal amount of the Outstanding Debentures, pay to the Trustee, for the benefit of all the Debentureholders of such Debentures, the whole amount then due and payable on such Debentures for principal, premium, if any, and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or the Holders as set forth herein, their agents and counsel, as the case may be, whether or not judicial proceedings are commenced.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, or the Holders of not less than 25% in principal amount of the Outstanding Debentures, on behalf of all Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debentureholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than 25% in principal amount of Outstanding Debentures, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the costs of collection incurred as provided for above in this Section 503.

SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to:

     (1) file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceeding, and

     (2) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

     All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Debentureholders of the Debentures in respect of which such judgment has been recovered.

SECTION 506.   APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

     FIRST: to the payment of all amounts due the Trustee under Section 607 hereof;

     SECOND: to the payment of the amounts then due and unpaid for costs of collection, principal, premium, if any, and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any, and interest, respectively; and

     THIRD: to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 507.   LIMITATION ON SUITS.

     (a) Prior to the declaration of acceleration provided for in Section 502 hereof, no Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) the Debentureholders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Debentureholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Debentureholders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Debentureholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholders, or to obtain or to seek to obtain priority or preference over any other Debentureholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Debentureholders.

     (b) After the declaration of acceleration provided for in Section 502 hereof, Holders of 25% or more in principal amount of Outstanding Debentures may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in Section 503 if the Trustee has not instituted such proceedings within 60 days after such declaration, it being understood that such Holders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of the

Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

SECTION 508. UNCONDITIONAL RIGHT OF DEBENTUREHOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right to receive payment (subject to Section 307) of the principal of (and premium, if any) and interest on such Debenture on the Stated Maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Debentureholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Debentureholders shall continue as though no such proceeding had been instituted.

SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Debentureholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Debentureholders, as the case may be.

SECTION 512.   CONTROL BY DEBENTUREHOLDERS.

     The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.   WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, provided that a default in the payment of the principal of, premium, if any, or interest on any Debenture, or in respect of certain other covenants or provisions hereof cannot be modified or amended except as set forth in Section 902 hereof.

     Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Debenture on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company
(to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
                              END OF ARTICLE FIVE.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

     (1)  Except during the continuance of an Event of Default,

          (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) this Subsection shall not be construed to limit the effect of Subsection (1) (a) of this Section;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.   NOTICE OF DEFAULTS.

     Within 60 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to a Responsible Officer of Trustee, unless such default shall have been cured or waived, provided that (i) except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders, and (ii) in the case of any default of the character specified in Section 501(4), no such notice to Debentureholders shall be given until at least 30 days after the Company has been notified of such default by the Trustee or the Debentureholders in accordance with Section 502. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 601:

     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the board of directors of the Company may be sufficiently evidenced by a Company Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel (who may be counsel to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, provided that if the payment within a reasonable time to the Trustee of the costs, expenses and liabilities likely to be incurred in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

     (7) the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten or Section 1102 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to
Section 501(l), 501(2) or 1001, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

     The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

SECTION 605.   TRUSTEE MAY HOLD DEBENTURES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Section 612, may otherwise deal with the Company with the same rights it would have it if were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

SECTION 606.   MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided for herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any or interest on Debentures.

SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

     (1) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 608, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 608(3)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

     (2) In the event that the Trustee shall fail to comply with the provisions of Subsection (1) of this Section, within ten (10) days after the expiration of such 90-day period, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such failure.

     (3) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if:

          (a) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

               (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 306(b) or Section 307(1) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

               (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

          (b) the Trustee or any of its directors or executive officers is an underwriter for the Company;

          (c) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

          (d) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity or, subject to the provisions of paragraph (a) of this Subsection, to act as trustee, whether under an indenture or otherwise;

          (e) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

          (f) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security of the Company not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

          (g) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (h) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of a class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

          (i) the Trustee owns, on the date of default upon the Debentures or on any anniversary of such default while the default upon the Debentures remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (f), (g) or (h) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default and annually each succeeding year that the Debentures remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (f), (g) and (h) of this Subsection; or

          (j)  except under the circumstances described in paragraphs (1), (3),
(4), (5) or (6) of Section 311(b) of the Trust Indenture Act, the Trustee shall be or become a creditor of the Company.

     The specification of percentages in paragraphs (e) to (i), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentage of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (c) or (g) of this Subsection.

     For the purposes of paragraphs (f), (g), (h) and (i) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

     (4)  For the purposes of this Section:

          (a) The term "underwriter," when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (b) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

          (c) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (d) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (e)  The term "Company" means any obligor upon the Debentures.

          (f) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (g) The term "default" shall mean an Event of Default or an event which with notice or passage of time, or both, would constitute an Event of Default.

     (5) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (a) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (c) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

          (d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

               (iv) securities held in escrow if placed in escrow by the issuer thereof, provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609.   TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall (a) be a corporation or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and (b) have a combined capital and surplus of at least $25,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

     (2) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (3) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (4)  If at any time:

          (a) the Trustee shall fail to comply with Section 608(l) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

          (b) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

          (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, THEN, in any such case, (i) the Company by a Company Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Debentureholders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Debentureholders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide holder of a Debenture for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Debentureholders as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such Successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     (1) Subject to Subsection (2) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (3) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures and the holders of other indenture securities, as defined in Subsection (3) of this Section:

          (a) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (b) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds. Nothing herein contained, however, shall affect the right of the Trustee:

               (i) to retain for its own account (A) payments made on account of any such claim by any Person (other than the Company) who is liable thereon,
(B) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

               (ii) to realize for its own account upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

               (iii) to realize for its own account but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection
(3) of this Section, would occur within three months; or

               (iv)    to receive payment on any claim referred to in paragraph
(ii) or (iii), against the release of any property held as security for such claim as provided in paragraph (ii) or (iii), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (ii), (iii) and (iv), property substituted after the beginning of such three-month period for property held as security at the time of such substitution, to the extent of the fair value of the property released, shall have the same status as the property released and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist: (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

     (2) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

          (a) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (b) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in this Indenture;

          (c) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (d) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (3) of this Section;

          (e) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

          (f) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (3) of this Section.

     (3)  For the purposes of this Section only:

          (a) the term "default" means any failure to make payment in full of the principal of or interest on any of the Debentures or upon the other indenture securities when and as such principal or interest become due and payable;

          (b) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

          (c) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (d) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

          (e)  the term "Company" means any obligor upon the Debentures; and

          (f) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title II of the United States Code.

SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT.

     At any time when any of the Debentures remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate and deliver Debentures issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 307, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Debentureholders as their names and addresses appear in the Debenture Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in lieu of the form of certificate of authentication set forth in Section 204, a certificate of authentication in the following form:

          "This is one of the Debentures described in the within mentioned Indenture."



          ----------------------------------------
                                   As Trustee


          By
             -------------------------------------
                 As Authenticating Agent


          By
             -------------------------------------
                 Authorized Signature


                                END OF ARTICLE SIX.










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

                                   ARTICLE SEVEN

             DEBENTUREHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
               DEBENTUREHOLDERS.

     The Company will furnish or cause to be furnished to the Trustee:

     (1) quarterly, not later than first day of the month in which an Interest Payment Date occurs, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Debentureholders as of such Regular Record Date, and

     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that such list need not be furnished so long as the Trustee is the Debenture Registrar.

     The Trustee shall furnish, and the Company shall cause the Trustee to furnish, to Miller & Schroeder Financial, Inc. or its successor ("Miller & Schroeder") at such times as Miller & Schroeder may reasonably request in writing, within 30 days of the receipt by the Trustee of such request, a list of the names and addresses of the Debentureholders as of a date not more than 15 days prior to the time such list is furnished.

SECTION 702.   PRESERVATION OF INFORMATION, COMMUNICATIONS TO DEBENTUREHOLDERS.

     (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Debentureholders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Debentureholders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (2) If ten or more Debentureholders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Debentureholders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

          (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(1), or

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          (b)  inform such applicants as to the approximate number of
Debentureholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(1) and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Debentureholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed and, on notice to the Trustee, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal by such applicants of their applications.

     (3) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Debentureholders in accordance with Section 702(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(2).

SECTION 703.   REPORTS BY THE COMPANY.

     The Company shall:

     (1) File with the Trustee, within 15 days after the Company is required to file the same with the Commission or to mail the same to its shareholders, copies of the quarterly reports, annual reports and the information, documents and other reports (or copies of such portions of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 12 or 13 or Section 15(d) of the Exchange Act or to mail to its shareholders pursuant to Section 14(a) thereof. The Company agrees to make all filings with the Commission required by Section 15(d) of the Exchange Act without regard to the number of Holders of record of the Debentures.

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     (2)  File with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

     (3) Within 15 days after the date on which the Company is required to file reports with the Commission under the Exchange Act, or within 15 days after such date would have occurred had the Company been required to file reports under the Exchange Act, the Company shall transmit or cause to be transmitted copies of such reports by mail (or such other means as permitted by the Commission for delivery of a written proxy statement under the Exchange Act) to all Debentureholders, as their names and addresses appear on the Debenture Register, without cost to such Debentureholders.

     (4) File with the Trustee within 45 days after the end of each of the Company's fiscal quarters a certificate of the Chief Executive Officer and the Controller of the Company stating that the Company is in compliance with Article Ten, setting forth the calculations supporting such certification, where applicable, and attaching the unaudited financial statements of the Company, and file a supplemental certificate to the same effect attaching the audited financial statements of the Company promptly after such statements become available.

     (5) File with the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the Chief Executive Officer and Controller of the Company as to such person's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 704.   REPORTS BY TRUSTEE.

     (1) Within sixty (60) days of June __ each year commencing with the year 2000, the Trustee shall transmit by mail to all Debentureholders, as hereafter provided for, a brief report with respect to the following, provided that no report need be transmitted if no event requiring to be disclosed in the report has occurred:

          (a) any change to its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Section, a written statement to such effect;

          (b) the creation of or any material change to a relationship specified in paragraphs (e) through (f) of subsection (3) of Section 608;

          (c) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on the trust estate or any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to

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report such advances if the unpaid aggregate of such advances does not exceed
1/2 of 1% of the principal amount of the Debentures Outstanding on the date of such report;

          (d) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its corporate capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(2) (b), (c), (d) or (f);

          (e) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (f) any additional issue of Debentures which the Trustee has not previously reported; and

          (g) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

     (2) The Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (1) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debentures Outstanding at such time, such report to be transmitted within 90 days after such time.

     (3) Reports pursuant to this Section 704 shall be transmitted by mail to all Debentureholders, as the names and addresses of such Debentureholders appear upon the Debenture Register.

     (4) A copy of each such report, at the time of such transmission to Debentureholders, shall be filed by the Trustee with each stock exchange or market upon which the Debentures are listed, with the Commission, if required, and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.

                                END OF ARTICLE SEVEN.

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                                   ARTICLE EIGHT

                CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or any Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any Subsidiary, unless:

     (1) in case the Company shall consolidate with or merge into another corporation, trust or entity, the Person formed by such consolidation or into which the Company is merged shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and counsel to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, with the passage of time or the giving of notice, would become an Event of Default, shall have occurred and be continuing;

     (3) the Company, or the surviving entity, as the case may be, immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) shall have a Consolidated Tangible Net Worth equal to or greater than the amount required by Section 1010 hereof;

     (4) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity, as the case may be, could incur $1.00 of Indebtedness pursuant to paragraph (3) of Section 1007 hereof; and

     (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

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SECTION 802.   SUCCESSOR SUBSTITUTED.

     Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

                                END OF ARTICLE EIGHT.

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                                    ARTICLE NINE

                              SUPPLEMENTAL INDENTURES

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBENTUREHOLDERS.

     Without the consent of any Debentureholders, the Company, when authorized by a Company Resolution, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

     (1) to evidence the succession of another trust, corporation or other entity to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

     (2) to add to the covenants of the Company for the benefit of the Debentureholders, or to surrender any right or power herein conferred upon the Company; or

     (3) to evidence and provide for acceptance of appointment of a successor Trustee; or

     (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

     (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this paragraph (5) shall not adversely affect the interests of the Debentureholders.

SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS.

     With the consent of the Holders of not less than majority aggregate principal amount of the Outstanding Debentures, by Act of such Debentureholders delivered to the Company and the Trustee, the Company, when authorized by a Company Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Debentureholders under this Indenture, provided that without the consent of the Holder of each Outstanding Debenture affected thereby, no such supplemental indenture shall,

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or any premium payable on the redemption thereof, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Debenture or the interest thereon is payable, or impair the right to

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institute suit for the enforcement of any such payment on or after the Stated
Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or

     (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Debentureholders is required for any such supplemental indenture, or the consent of whose Debentureholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) modify any of the provisions of this Section, Section 513, or Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or

     (4) modify any of the provisions of this Indenture relating to the subordination of the Debentures in a manner adverse to the Debentureholders, or

     (5) modify any of the provisions of Article Eleven, Article Twelve or Article Thirteen.

     It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(4)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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

SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.


SECTION 906.   REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

     Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

SECTION 907.   EFFECT ON SENIOR DEBT.

     No supplemental indenture shall, directly or indirectly, adversely affect the rights of any holder of Senior Debt under Article Fourteen without the consent of such holder.

                                END OF ARTICLE NINE.

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                                    ARTICLE TEN

                                     COVENANTS

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company will duly and punctually pay the principal of, premium, if any, and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain within the continental United States, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until otherwise designated by the Company in a written notice to the Trustee, and if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency within the continental United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in the first paragraph of this instrument as an agency of the Company.

SECTION 1003.  MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action.

     Whenever the Company shall have one or more Paying Agents, on or prior to each due date of the principal of (and premium, if any) or interest on any Debentures, it will deposit with a

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

Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest on the Debentures; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Unless otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust. The Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Minneapolis or Saint Paul, Minnesota, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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SECTION 1004.  MAINTENANCE OF CORPORATE EXISTENCE, LICENSING AND RIGHTS.

     Subject to Article Eight hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each Subsidiary, and all material rights, certificates, authorities, licenses, permits and approvals of any of them, and shall conduct its business in conformity with the requirements of such rights, certificates, authorities, licenses, permits and approvals, provided that the Company shall not be required to preserve any such right, certificate, authority, license or permit if the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or of its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

SECTION 1005.  PAYMENT OF TAXES AND ASSESSMENTS.

     The Company and each of its Subsidiaries will cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income or profits of the Company or any Subsidiary or upon property or any part thereof belonging to the Company or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been established.

SECTION 1006. MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

     (1) The Company and each of its Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

     (2) The Company and each of its Subsidiaries shall cause all its properties (including leased properties) used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (2) shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Debentureholders.

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     (3)  The Company and each of its Subsidiaries shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiary taken as a whole.

     (4) The Company and each of its Subsidiaries shall comply with all statutes, laws, ordinances, or government rules and regulations, including rules, regulations and orders of governmental agencies, decrees, orders, injunctions, writs to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole.

     (5) The Company will take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this Subsection shall prevent the Company or a Subsidiary from selling, abandoning, or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Debentureholders.

SECTION 1007.  LIMITATION ON ADDITIONAL INDEBTEDNESS.

     The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness, except for:

     (1)  Indebtedness under the Debentures and this Indenture;

     (2) Indebtedness of the Company and any Subsidiary not otherwise referred to in this Section 1007 outstanding on the Issue Date;

     (3) Indebtedness (plus interest, premium, fees and other obligations associated therewith) that, immediately after giving PRO FORMA effect to the incurrence thereof, (i) does not cause the ratio of the sum of the Long Term debt portion of the Capitalized Lease Obligations plus Long-Term Debt to Consolidated Tangible Net Worth to exceed 2.75:1 and (ii) does not cause the ratio of Total Liabilities to Consolidated Tangible Net Worth to exceed 5:1; or

     (4) any deferrals, renewals, extensions, replacements, refinancings or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under clauses (2) or (3) above, whether involving the same or any other lender or creditor or group of lenders or creditors, provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being renewed, extended, replaced, refinanced or refunded and (iii) shall be subordinated to the

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Debentures at least to the extent and in the manner, if at all, that the
Indebtedness being renewed, extended, replaced, refinanced or refunded is subordinated to the Debenture.

SECTION 1008.  TRANSACTIONS WITH AFFILIATES.

     (a) The Company will cause any and all Indebtedness of the Company or any Subsidiary created, incurred, assumed, guaranteed, renewed, extended or refunded on or after the date of execution of this Indenture, to any Affiliate of the Company, other than a Subsidiary, to be expressly subordinate and junior in right of payment to the Debentures, according to the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, unless such Indebtedness is borrowed from Yale T. Dolginow and approved by a majority of the Independent members of the Board of Directors of the Company prior to the date such Indebtedness is created, incurred, assumed, guaranteed, renewed, extended or refunded. No payments of any principal or interest on any Indebtedness of the Company or any Subsidiary to any Affiliate of the Company, other than a Subsidiary or Yale T. Dolginow, shall be paid during any period which is, or which would after the passage of time constitute, an Event of Default.

     (b) The Company will not itself, and will not permit any Subsidiary to, engage in any transaction of any kind or nature with any Affiliate of the Company, other than a Wholly Owned Subsidiary, unless (1) a majority of the Independent members of the Board of Directors of the Company has determined or ratified by Resolution (a copy of which need not be delivered to the Trustee unless and until ratified) that such transaction is or was, or, in the case of a course of related or similar transactions or continuing transactions, such course of transactions or continuing transactions are or were, upon terms which are or were at the time entered into fair to the Company or such subsidiary, as the case may be, (2) the transaction is or was at the time entered into reasonably similar to, or more beneficial to the Company or such Subsidiary than, the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances; and (3) the transaction is or was at the time entered into, certified (a copy of which certification need not be delivered to the Trustee unless and until the Board Resolution described in Subsection (b)(1) above is ratified) to the Board of Directors by a person experienced in transactions of the nature of the subject transaction, other than an Affiliate of the Company, as fair to the Company or such Subsidiary, as the case may be, and as reasonably similar to, or more beneficial to the Company or such Subsidiary than, the terms which would be likely to occur in similar transactions with unrelated persons under the same circumstances.

SECTION 1009.  RESTRICTIONS ON DIVIDENDS, REDEMPTIONS, ETC.

     (a) The Company will not (1) declare or pay any dividend or make any other distribution on any Capital Stock of the Company, except dividends or distributions payable in Capital Stock of the Company.

     (b) The Company and any Subsidiary will not purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, except Capital Stock acquired upon conversion thereof into other Capital Stock of the Company, if, upon giving effect to such purchase, redemption, or other acquisition, the aggregate amount expended for all such purposes subsequent to January 29, 1999 would exceed the sum of:

          (A) 50% of the increment of Consolidated Net Income accumulated subsequent to January 29, 1999;

          (B) the aggregate of the net proceeds received by the Company or a Subsidiary from the sale or issue after the date hereof (other than to a Subsidiary or upon the conversion of Capital Stock or Indebtedness of the Company or a Subsidiary) of Capital Stock of the Company, said net proceeds being deemed for the purposes of this Section to equal the aggregate of
     (i) the cash, if any, received by the Company or a Wholly Owned Subsidiary from such sale or issue, plus (ii) the value of any consideration, other than cash, received by the Company or a Wholly Owned Subsidiary from such sale or issue, as determined by resolution of the Board of Directors; and

          (C) the net proceeds (as above defined) received by the Company or a Wholly Owned Subsidiary from the issuance or sale (other than to the Company or a Subsidiary) of any convertible Indebtedness of the Company, which Indebtedness has been converted into Equity Securities of the Company after the date hereof.

SECTION 1010.  NET WORTH.

     The Company will at all times during the term of the Debentures keep and maintain Consolidated Tangible Net Worth at an amount not less than Seven Million Dollars ($7,000,000) plus 50% of positive Consolidated Net Income earned after January 29, 1999.

SECTION 1011.  WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with the covenants set forth in Section 1004 through 1010 and Section 1012 and 1013, inclusive, if before the time for such compliance the Debentureholders of at least a majority in aggregate principal amount of the Outstanding Debentures shall, by Act of such Debentureholders, either waive such compliance or condition in such instance or generally waive compliance with such covenants or condition, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such covenant shall remain in full force and effect.

SECTION 1012.  STATEMENT AS TO COMPLIANCE.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the Chairman of the Board, President or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that:

     (a) an analysis of the activities of the Company during such year and of performance under this Indenture has been made under such person's supervision, and

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     (b)  to the best of such person's knowledge, based on such analysis, the
Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such person and the nature and status thereof, and if continuing the actions being taken by the company to cure the same.

SECTION 1013.  LIMITATION ON ISSUANCE OF CERTAIN SECURITIES.

     From and after the date of this Indenture as originally executed and for as long as any of the Debentures are Outstanding, the Company will not publicly offer for sale or sell any Redeemable Preferred Stock, if such Redeemable Preferred Stock has a fixed redemption date, as the case may be (exclusive of payments through the operation of a sinking fund), earlier than the last Stated Maturity for payment of principal of the Debentures.

                                 END OF ARTICLE TEN.

                                   ARTICLE ELEVEN

                              REDEMPTION OF DEBENTURES

SECTION 1101.  OPTIONAL REDEMPTION.

     The Company may, at its option, at any time on or after June ___ 2002, redeem the Outstanding Debentures in whole but not in part at the following redemption prices (expressed as a percentage of the principal amount of each Debenture thereof) (the "Redemption Price") together with interest accrued and unpaid thereon to the Redemption Date (which shall be an Interest Payment Date), if redeemed during the twelve-month period beginning on June ___, of each of the following years.

 REDEMPTION PRICE:                 2002              2003              2004
                                   108%              104%              100%

The particular Debentures to be redeemed on a Redemption Date pursuant shall be selected as provided in Section 1104.

SECTION 1102.  APPLICABILITY OF ARTICLE.

Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, or any supplement hereto shall be made in accordance with such provisions and this Article, provided that no Redemption shall be made under this Article during any period in which an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Debentures pursuant to Section 1101 shall be evidenced by a Company Resolution. In case of any Redemption at the election of the Company of all the Debentures, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), the Company shall notify the Trustee of such Redemption Date and of the aggregate principal amount of Debentures to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Debentures to be redeemed pursuant to
Section 1104.

SECTION 1104.  NOTICE OF REDEMPTION.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at the address appearing in the Debenture Register.

     All notices of redemption shall state:

     (1)  the Redemption Date,

     (2)  the Redemption Price,

     (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date, and

     (4) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, upon Company request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.  DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of all the Debentures which are to be redeemed on that date.

SECTION 1106.  DEBENTURES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall become, on the Redemption Date, due and payable at the Redemption Price therein specified, and on and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with such notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, which shall be payable to the Debentureholders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

     SECTION 1107.  OPEN MARKET PURCHASES.

     Except to the extent limited by Article 14, the Company is not prohibited from acquiring Debentures on the open market.

                               END OF ARTICLE ELEVEN.

                                   ARTICLE TWELVE

                       REPURCHASE OF SECURITIES AT THE OPTION
                        OF THE HOLDER UPON CHANGE IN CONTROL


SECTION 1201.  RIGHT TO REQUIRE REPURCHASE.

     In the event that, prior to June 15, 2005 there shall occur a Change of Control (as hereinafter defined) of the Company, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 1202(a)) at a purchase price, payable in cash, equal to 102% of the principal amount of Debentures to be repurchased (a "Repurchase Price"), together with accrued interest to the Repurchase Date. Such right to require the repurchase of the Debentures shall not continue after a discharge of the Company from its obligations with respect to the securities in accordance with Article 4, unless a Change of Control shall have occurred prior to such discharge. The Repurchase Price shall be paid in cash.

SECTION 1202.  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

     (a) Unless the Company shall have theretofore called for redemption all the Outstanding Debentures pursuant to Article 11, on or before the 30th day after the occurrence of a Change of Control, the Company or, at the request of the Company, the Trustee, shall mail to all Holders in the manner provided in
Section 1104 a notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and cause a copy of such notice of a repurchase right to be published in a newspaper of general circulation in Minneapolis and St. Paul, Minnesota and San Diego, California.

     Each notice of a repurchase right shall state:

          (1)  the Repurchase Date,

          (2)  the date by which the repurchase right must be exercised,

          (3)  the Repurchase Price, and

          (4) a description of the procedure which a Holder must follow to exercise a repurchase right.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

     (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable, except that the right of the holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

     (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash, as provided above, to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Debentures as to which the repurchase right has been exercised; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     (d) If any Debenture surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Debenture.

     (e) Any Debenture which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

SECTION 1203.  CERTAIN DEFINITIONS.

     For purposes of this Article:

     (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act, as amended, and for the purpose of this Article 12, "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of such Exchange Act as in effect on the date of the original execution of this Indenture; and

     (b) a "Change of Control" of the Company shall be deemed to have occurred at such time as any Person is or becomes the beneficial owner, directly or indirectly, through a purchase, redemption, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote in elections of directors; PROVIDED, HOWEVER, that a Change of Control shall not be deemed to have occurred if either (i) such Person is Yale T. Dolginow or is an Affiliate thereof and such person is not entitled to exercise 66% or more of the total voting power of all shares of capital stock of the Company entitled to vote in elections of directors or (ii) the Closing Price on any five Trading Days during the 10 Trading-Day period immediately preceding the date of the Change of Control shall equal or exceed 125% of the conversion price in effect on such Trading Day or (iii) all of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting the Change of Control consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Debentures become convertible solely into such common stock.

                                  ARTICLE THIRTEEN

                              CONVERSION OF DEBENTURES

SECTION 1301. RIGHT OF HOLDER TO CONVERT DEBENTURES INTO COMMON STOCK; CONVERSION RATE.

     (a) Subject to and upon compliance with the provisions of this Article Thirteen, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on June 15, 2005. In case a Debenture is called for redemption or is repurchased, such conversion right in respect to the Debenture shall expire at the close of business on the Redemption Date or Repurchase Date, unless the Company defaults in making the payment due on upon redemption or repurchase.

     (b) The initial Conversion Price ("CONVERSION PRICE") at which shares of Common Stock shall be delivered upon conversion shall be $________ principal amount of Debentures for each share of Common Stock but such Conversion Price and any adjusted conversion price shall be subject to adjustment from time to time as provided in Section 1304.

SECTION 1302. ISSUANCE OF SHARES OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

     (a) In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture to the Company at any office or agency to be maintained by the Company for that purpose pursuant to
Section 1002, and shall give written notice to the Company at said office or agency that the Holder elects to convert such Debenture or a specified portion thereof. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Debentures surrendered for conversion shall (if so required by the Company or the Trustee) be accompanied by proper assignments thereof to the Company or in blank for transfer. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall issue and shall deliver at said office or agency to such Holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture (or a specified portion thereof) in accordance with the provisions of this Article Thirteen and cash, as provided in Section 1303, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected at the close of business on the date on which such notice, duly completed and executed, shall have been received at said office or agency, and such Debenture shall have been surrendered as aforesaid, and at such time the rights of the Holder of such Debenture as such Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to cnstitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the conversion price in effect at the opening of business on such next succeeding day. Subject to the provisions of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

     (b) In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination or denominations as requested by such Holder, in aggregate principal amount equal to the unconverted portion of the principal of the Debenture so surrendered.

     (c) In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, the interest falling due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such Conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name the Debenture (or any Predecessor Debenture or Debentures) is registered at the close of business on such Regular Record Date.

SECTION 1303.  CASH TO BE PAID IN LIEU OF FRACTIONAL SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures or specified portions thereof, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the conversion price per share of Common Stock.

SECTION 1304.  ADJUSTMENT OF CONVERSION PRICE.

     The Conversion Price in effect at any time shall be subject to adjustment as follows:

     (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its or any of its Subsidiaries' capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the

Company is the continuing corporation) any shares, the conversion price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Debenture surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Debenture been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets or subscription rights or warrants (excluding any cash dividends paid from retained earnings and dividends payable in stock for which adjustment is made pursuant to paragraph (a) above and subscription rights or warrants issued in any "rights offering" for which notice has been given to the Holders of the Debentures pursuant to Section 1305), the number of shares of Common Stock into which each $1,000 principal amount of Debentures shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which such principal amount of Debentures was convertible immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (c) below) on such record date, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with the Trustee and each conversion agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a Record Date is fixed; and in the event that such distribution is not made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. For purposes of this subsection (b), "rights of offering" means the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 90 days after the Record Date therefor) to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a Conversion Price per share) less than the current market price per share of Common Stock (as defined in paragraph (c) below) on the record date therefor.

     (c) For the purpose of any computation under subsection (b) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices, for 30 consecutive Business Days commencing 45 Business Days before the date in question. The closing price for each day shall be: (i) if the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, the last reported sale price of Common Stock on that day, as reported on a composite basis with other exchanges upon which the Common stock is listed or over-the-counter transactions, or, if not so reported on a composite basis, then on the principal securities exchange on which the Common Stock is listed, as designated by the Board of Directors for the purposes hereof, or if there was no reported sale on that day, on the basis of the average of the bid and asked quotations on such composite report or such exchange on that day, or (ii) if the stock was not then listed on a securities exchange, on the basis of the highest bid quotation in the over-the-counter market at the close of business on that day, as reported on Nasdaq or its successor quotation system, or, if not so reported, then as quoted by the principal market maker for the Common Stock, as designated by the Board of Directors for the purposes hereof.

     (d) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 per share in such price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustments shall be required and made in accordance with the provisions of this Article Thirteen (other than this paragraph (d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of Debentures of Common Stock. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (e) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the Trustee and with the office or agency maintained by the Company for the conversion of Debentures pursuant to Section 1002, a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment, and subject to the provisions of Article Six, neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Debentureholder desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted Conversion Price to be mailed to the holders of Debentures as their names and addresses appear upon the Debenture Register.

     (f) In the event that any time, as a result of an adjustment made pursuant to paragraph (a) above, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (e), inclusive, above and the provisions of this Article Thirteen with respect to the Common Stock shall apply on like items to any such other shares.

     (g)  In addition to the foregoing adjustments in subsections (a), (b), (c),
(d), (e) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall give notice to the Trustee and cause notice of such reduction to be mailed to each Holder of Debentures at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such reduction commences.

SECTION 1305.  NOTICE OF CERTAIN CORPORATION ACTION.

     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings or dividends payable in its Common Stock; or

     (b) the Company shall authorize the granting to the holders of its Common Stock of warrants or rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

     (c) of any reclassification, change, consolidation, merger, sale, transfer or statutory exchange of securities necessitating the execution of a supplemental indenture pursuant to Section 1309; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Debentures pursuant to Section 1002, and shall cause to be mailed to the Holders of Debentures, at their last address as they shall appear upon the Debenture Register, at least 15 days prior to such record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution of rights are to be determined, or
(ii) the date on which such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding-up.

SECTION 1306.  COMPANY TO RESERVE SHARES OF COMMON STOCK.

     (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Debentures.

     (b) The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

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SECTION 1307.  TAXES ON ISSUANCE OF COMMON STOCK UPON CONVERSION.

     The issue and delivery of stock certificates on conversion of Debentures shall be made without charge to the converting Holders of any documentary stamp tax or other similar tax in respect of the issue or delivery thereof (except any such taxes which may be in the nature of exchange or currency control measures or which, for any other reason, are payable by reason of the status of any person surrendering Debentures for conversion or receiving Common Stock, securities or other property upon conversion). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 1308.  COVENANT AS TO COMMON STOCK.

     The Company covenants and agrees that, subject to the effectiveness of any registration and the obtaining of any approval referred to in Section 1306(b), all shares of Common Stock which may be issued upon conversion of Debentures will upon issuance be duly and validly issued and fully paid and non-assessable.

SECTION 1309. PROVISION IN CASE OF RECLASSIFICATION OF COMMON STOCK OR CONSOLIDATION, MERGER, SALE, OR TRANSFER OF ASSETS OF THE COMPANY.

     In case of any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the shares of Common Stock issuable upon conversion of the Debentures), the Company or the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets or securities of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then Outstanding shall have the right thereafter (until the expiration of the conversion right of such Debenture) to convert such Debenture into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of the number of shares of Common stock of the Company into which such Debenture might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such supplemental indenture shall conform to the requirements of the Trust Indenture Act as then in effect and shall provide for adjustments provided for in this Article Thirteen. The provisions of this Section 1309 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

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SECTION 1310.  DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.

     Neither the Trustee nor any agent (other than the Company) shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent (other than the Company) shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any agent (other than the Company) makes any representation with respect thereto. Neither the Trustee nor any conversion agent (other than the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to the provisions of Article Six, to comply with any of the covenants of the Indenture contained in this Article Thirteen.

                               END OF ARTICLE THIRTEEN

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                                  ARTICLE FOURTEEN

                            SUBORDINATION OF DEBENTURES

SECTION 1401.  AGREEMENT TO SUBORDINATE.

     The Company covenants and agrees, and each Holder of Debentures by such Holder's acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Debentures is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

SECTION 1402.  DISTRIBUTION OF ASSETS, ETC.

     Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity of the Debentures or otherwise:

          (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Debentureholders of the Debentures are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Indebtedness evidenced by the Debentures; and

          (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Debentureholders of the Debentures or the Trustee would be entitled except for the provisions of this Article Twelve shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

SECTION 1403.  NO PAYMENT TO DEBENTUREHOLDERS IF SENIOR DEBT IS IN DEFAULT.

     (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt before any payment is made on account of the principal of (or premium, if any) or interest on the Debentures or to acquire any of the Debentures.

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     (b)  Upon the happening of an event of default with respect to any Senior
Debt, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of (or premium, if any) or interest on such Senior Debt, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Debt or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal (or premium, if any) or interest on the Debentures or to acquire any of the Debentures.

SECTION 1404.  SUBROGATION.

     Subject to the payment in full of all Senior Debt, the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of Senior Debt, and the Debentureholders of the Debentures, no such payment or distribution made to the holders of Senior Debt by virtue of this Article Twelve which otherwise would have been made to the Holders of the Debentures shall be deemed to be a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 1405.  OBLIGATION OF COMPANY UNCONDITIONAL.

     Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Debentureholders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Debentureholders of the Debentures for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the

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holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1406.  PAYMENTS ON DEBENTURES PERMITTED.

     Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in any of the Debentures, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation of reorganization proceeding, and except during the continuance of any event of default specified in Section 1403 (not cured or waived), payments at the Stated Maturity of principal of (or premium, if any) or interest on the Debentures, or (b) prevent the application by the Trustee or any Paying Agent of any moneys held by the Trustee or such Paying Agent, in trust for the benefit of the Debentureholders of Debentures as to which notice of redemption shall have been mailed or published at least once prior to the happening of an Event of Default specified in Section 1403, to the payment of or on account of the principal of (and premium, if any) and interest on such Debentures, or (c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any Event of Default specified in Section 1403 with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments of interest on the Debentures, to the payment of such installments of interest on the Debentures.

SECTION 1407.  EFFECTUATION OF SUBORDINATION BY TRUSTEE.

     Each Holder of Debentures, by such Holder's acceptance thereof, authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1408.  KNOWLEDGE OF TRUSTEE.

     Notwithstanding the provisions of this Article Twelve or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof, at least one business day prior to the relevant payment date, from the Company, any Holder, any Paying Agent or the holder or representative or any class of Senior Debt.

SECTION 1409.  RIGHTS OF HOLDERS OF SENIOR DEBT NOT IMPAIRED.

     No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

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SECTION 1410.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Debentureholders of the Debentures, to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1411.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 1412.  ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1413.  RIGHTS AND OBLIGATIONS SUBJECT TO POWER OF COURT.

     The rights of the holders of Senior Debt and the obligations of the Trustee and the Debentureholders set forth in this Article Twelve are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Debentures and the Debentureholders thereof by a plan or reorganization under applicable bankruptcy law.

                              END OF ARTICLE FOURTEEN.

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This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                              PAPER WAREHOUSE, INC.


                              By
                                 -------------------------------------------

                                   -----------------------,
                                   Chief Executive Officer


                                 -------------------------------------------,
                                   as Trustee


                              By
                                 --------------------------------------------
                                   Its
                                       --------------------------------------

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